Exhibit 99.2

 Whole Earth Brands Announces New $20 Million Stock Repurchase Plan

Chicago, Illinois – September 8, 2020 – Whole Earth Brands, Inc. (“Whole Earth Brands” or the “Company”) (Nasdaq: FREE) announced today that its board of directors has authorized a stock repurchase plan of up to $20 million of the Company’s outstanding common stock. The authorization represents approximately 7% of the Company’s current market capitalization.

“We have established this repurchase plan in response to the valuation disconnect that we see in shares of Whole Earth Brands following the business combination,” stated Irwin Simon, Executive Chairman of Whole Earth Brands. “Our management team remains focused on executing our organic growth initiatives while pursing strategic acquisitions that support our ‘free-from…’ vision. The business is in an advantageous position, with low leverage and significant liquidity, which presents us with an opportunity to generate shareholder value through a combination of strategic accretive acquisitions and share repurchases.”

The new stock repurchase plan is currently expected to have a term of up to 12 months. The shares may be repurchased from time to time in open market transactions at prevailing market prices, in privately negotiated transactions, or by other means in accordance with U.S. federal securities laws. The actual timing, number and value of shares repurchased under the plan will be determined by management and will depend on a number of factors, including the market price of the Company’s stock, general market and economic conditions, applicable legal requirements, compliance with the terms of Company’s outstanding indebtedness, alternate uses for capital and other factors. The Company had approximately 35.4 million shares of common stock outstanding as of June 30, 20201.

There is no guarantee as to the number of shares that will be repurchased, and the repurchase plan may be extended, suspended or discontinued at any time without prior notice at the Company’s discretion.

1Excludes 3.0 million shares issued to the Act II’s sponsor that will be held in escrow. For more details on the escrow terms please refer to the definitive proxy statement/prospectus of Act II filed with the SEC.

About Whole Earth Brands, Inc.

Whole Earth Brands is a global platform of branded products and ingredients focused on the consumer transition towards healthier lifestyles, such as free from sugar, natural solutions, plant-based and clean label. Whole Earth Brands, Inc. is one of the world’s leading manufacturers of zero/low sugar and calorie sweeteners as well as reduced sugar products with brands including Whole Earth®, Pure Via®, Equal®, and Canderel®. The Company’s branded product line Magnasweet® offers versatile masking agents, sweetness intensifiers and extenders and flavor enhancers. The Company has a vision to expand its branded portfolio globally through investment opportunities in additional categories, with better for you clean label alternatives in the quest to “Open a World of Goodness®” to consumers and their families. For more information, please visit www.WholeEarthBrands.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook” and similar expressions are used to identify these forward-looking statements. Examples of forward-looking statements include, among others, statements by Mr. Simon and statements regarding the Company’s expectations for the repurchase of its common stock, including the aggregate amount, timing and manner of such repurchases, and statements of plans, objectives and expectations of the Company or its management or board of directors. These statements are based on management’s current expectations and beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements in this press release due to changes in economic, business, competitive, technological, strategic and/or regulatory factors and other factors affecting the operation of the Company’s businesses. More detailed information about these factors is contained in the documents the Company has filed with or furnished to the Securities and Exchange Commission, including the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020.

Statements in this press release speak only as of the date they were made, and the Company undertakes no duty to update or release any revisions to any forward-looking statement made in this press release or to report any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events or to conform such statements to actual results or changes in the Company’s expectations, except as required by law.

Contacts:

Investor Relations Contacts:
Whole Earth Brands
312-840-5001
investor@wholeearthbrands.com

ICR
Jeff Sonnek
646-277-1263
jeff.sonnek@icrinc.com

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